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                                                                   Exhibit 23.4

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
3TEC Energy Corporation:


We consent to the use of our report included and incorporated by reference herein and to the reference to our firm under the heading "Experts" in the registration statement.


Our report refers to a change in the method of accounting for derivative instruments and hedging activities, effective January 1, 2001.

/s/ KPMG LLP
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KPMG LLP

Houston, Texas

April 29, 2003